Exhibit 10.28

POWER OF ATTORNEY

PT Ekanusa Yudhakarya Indah, a limited liability company duly organized and existing under the laws of Indonesia, domiciled and having its principal office at Gedung Bursa Efek Indonesia Tower 1, Lt. 27, Suite 2703, Jl. Jend. Sudirman Kav. 52-53, Kel. Senayan, Kec. Kebayoran Baru, Kota Administrasi Jakarta, Selatan, in this matter represented by Leonard Mamahit, acting in his capacity as Director of PT Ekanusa Yudhakarya Indah, (hereinafter referred to as the “AUTHORIZER”);

The AUTHORIZER, in its position as heretofore described by these presents, fully authorizes and grants, to the extent permitted by law, a Power of Attorney, with right of substitution, to Grab Inc., a company duly organized and existing under the laws of Cayman Island, domiciled and having its principal office International Corporation Services Ltd., PO Box 472, 2nd Floor, harbor Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands, in this matter represented by Anthony Tan, acting in his capacity as Director of Grab Inc. (hereinafter referred to as the “AUTHORIZED”);

ESPECIALLY

To act for and on behalf of the AUTHORIZER, to take all necessary actions (including, without limitation, to represent the AUTHORIZER at General Meetings Of Shareholders of PT Solusi Pengiriman Indonesia (hereinafter referred to as the “Meetings”) and to vote its shares at such Meetings and to sign all necessary documents, contracts, agreements, paper writings and/or applications of all such actions) to effect the sale and transfer of the AUTHORIZER’s shares and/or share subscriptions and/or assignment of dividend of the AUTHORIZER in PT Solusi Pengiriman Indonesia to any transferee whatsoever on such terms and conditions as the AUTHORIZED shall in its absolute discretion determine.

The AUTHORIZER hereby ratifies any and all acts carried out by the AUTHORIZED or its substitute under or pursuant to this Power of Attorney within the limits of such Power of Attorney, including the legal consequences arising therefrom, on the understanding that in carrying out such acts, the AUTHORIZED or its substitute shall adhere to all rules and regulations stipulated in the Articles of Association of PT Solusi Pengiriman Indonesia and those issued by government authorities or legislative bodies.

This Power of Attorney is irrevocable and shall not terminate for any reason whatsoever wherefore the AUTHORIZER hereby waives any and all Indonesian legislation which may be in conflict herewith including but not limited to Article 1813, 1814 and 1816 of the Indonesian Civil Code.

This Power of Attorney is executed on 22 June 2018 and shall be effective immediately.

The AUTHORIZER PT Ekanusa Yudhakarya Indah Stamp Duty Rp.6000 By: /s/ Leonard Mamahit Name: Leonard Mamahit Title: Director

The AUTHORIZED

Grab Inc.

By: /s/ Anthony Tan
Name: Anthony Tan
Title: Director

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